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                                                                    EXHIBIT 3.02

                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      VALERO REFINING AND MARKETING COMPANY

         VALERO REFINING AND MARKETING COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "corporation"), DOES HEREBY CERTIFY:

         FIRST: That, in accordance with Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of the corporation on April 23, 1997, adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the corporation (the "Restated Certificate of Incorporation"), declaring said amendment to be advisable and recommending that the sole stockholder of said corporation approve the same. The resolutions setting forth the proposed amendment are as follows:

WHEREAS, the Board of Directors of the Company, having heretofore authorized the filing of the Restated Certificate of Incorporation, has determined and hereby declares it to be advisable, to further amend such Restated Certificate of Incorporation as hereinafter set forth;

NOW THEREFORE, BE IT RESOLVED, that the First Article of the Restated
         Certificate of Incorporation of the Company be changed so that, as amended, said Article shall be and read in its entirety as follows:

                 "1. The name of the corporation is Valero Energy Corporation."

                 and;

FURTHER RESOLVED, that, subject to the approval of the sole stockholder of the Company, as hereinafter set forth, this Board of Directors hereby adopts an amendment to the Restated Certificate of Incorporation of the Company, in the form as presented to this Board of Directors and incorporated herein by reference, and which further amends such Restated Certificate of Incorporation as herein set forth; and

FURTHER RESOLVED, that the Board of Directors recommends that the sole stockholder of the Company approve such amendment to the Restated Certificate of Incorporation by executing a consent of sole stockholder with respect thereto pursuant to Section 228 of the Delaware General Corporation Law; and

FURTHER RESOLVED, that subject to such stockholder approval, the Chief
         Executive Officer, the President or any Vice President of the Company be, and each of them hereby are, authorized to execute, and the Secretary or any Assistant Secretary of



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         the Company be, and each of them hereby are, authorized to execute, attest and seal with the corporate seal of the Company, an amendment to the Restated Certificate of Incorporation substantially in the form as presented to this Board of Directors, and that such officer or officers, or any of them, be, and they hereby are, authorized and directed to cause the said amendment to be filed with the Secretary of State of the State of Delaware in the manner and in such places as may be required by Sections 103, 242 and/or 245 of the Delaware Corporation Law, or such other Sections thereof as shall be applicable, and in the State of Texas in the manner and in such places as may be required by the Texas Business Corporation Act; and

FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to do or cause to be done any and all such further acts and things and to execute and deliver or cause to be executed and delivered any and all such documents, papers and instruments as, with the advice of counsel, they may deem necessary or desirable in order to carry into effect the intent and purposes of the foregoing actions of this Board of Directors.

         SECOND: In accordance with Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Amendment shall be effective at 12:01 a.m., Central Daylight Time, on August 1, 1997, notwithstanding the actual date and time of filing hereof.

         IN WITNESS WHEREOF, said Valero Refining and Marketing Company has caused this Certificate of Amendment of Restated Certificate of Incorporation of the corporation to be executed in its corporate name by Edward C. Benninger, its President, and attested to by Jay D. Browning, its Secretary, this 31st day of July, 1997.

                                        VALERO REFINING AND MARKETING COMPANY,
ATTEST:                                 a Delaware Corporation

By:   /s/ Jay D. Browning               By:  /s/ Edward C. Benninger
   ------------------------------            -----------------------------------
    Jay D. Browning                              Edward C. Benninger
    Secretary                                    President



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